Exhibit (17)(d)

LOGO HERE

VOTE BY MAIL

1.    Read the Combined Proxy Statement and Prospectus.

2.    Check the appropriate box(es) on the reverse side of the proxy card.

3.    Sign, date and return the proxy card in the envelope provided.

VOTE ONLINE 1. Read the Combined Proxy Statement and Prospectus and have the proxy card at hand. 2. Follow the simple instructions.

VOTE BY PHONE 1. Read the Combined Proxy Statement and Prospectus and have the proxy card at hand. 2. Follow the simple instructions.

Please detach at perforation before mailing.

BITWISE CRYPTO INDUSTRY INNOVATORS ETF (BITQ) (THE “FUND”)

A SERIES OF EXCHANGE TRADED CONCEPTS TRUST (THE “TRUST”)

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [   ], 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints each of __________________, ___________________, __________________ and ___________________, as Proxy of the undersigned, with full power of substitution, and hereby authorizes any of them to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Funds to be held at [ ] [a.m./p.m.] Central time, on [ ], 2025, at the offices of Trust located at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

This proxy is solicited on behalf of the Board of Trustees of the Trust, and the proposal has been approved by the Board of Trustees and recommended for approval by shareholders. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal. In his or her discretion, the proxy is authorized to vote upon such matters as may come properly before the meeting.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date___________________________________

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be held on [   ], 2025

The Combined Proxy statement and /Prospectus for this Meeting is available at:
https://proxyvotinginfo.com/p/bitwise2025

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Please detach at perforation before mailing.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization (the “Plan”) providing for (i) the transfer of all of the assets of the Bitwise Crypto Industry Innovators ETF (the “Target Fund”), a series of Exchange Traded Concepts Trust, to the Bitwise Crypto Industry Innovators ETF (the “Acquiring Fund”), a newly created series of Bitwise Funds Trust, in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value (“NAV”) equal to the aggregate NAV of the Target Fund, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Target Fund, followed by (ii) the liquidating distribution by the Target Fund to its shareholders of the shares of the Acquiring Fund in proportion to their holdings of shares of the Target Fund.	☐	☐	☐

2.	To transact such other such other business as may properly come before the Special Meeting or any adjournments thereof.

YOUR SIGNATURE ON THIS VOTING /VOTING INSTRUCTION CARD IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE BE SURE TO SIGN, DATE, AND RETURN ALL PAGES OF THIS CARD IN THE ENCLOSED ENVELOPE